AS FILED:  DECEMBER 10, 1996                               SEC FILE NO.




                    U.S. SECURITIES AND EXCHANGE COMMISSION


                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8

                        UNDER THE SECURITIES ACT OF 1933


                                FX ENERGY, INC.
                                ---------------
             (Exact name of registrant as specified in its charter)


            NEVADA                                         87-0504461
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                       Identification No.)


  3006 SOUTH HIGHLAND DRIVE
     SALT LAKE CITY, UTAH                                    84106
(Address of Principal Executive Offices)                  (Zip Code)


                          NONQUALIFIED STOCK OPTION
                            (Full title of the plan)
    DAVID N. PIERCE, 3006 SOUTH HIGHLAND DRIVE, SALT LAKE CITY, UTAH 84106
                    (Name and address of agent for service))

                                (801) 486-5555
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

                                                      Proposed
                                       Proposed        maximum
   Title of securities    Amount to     maximum       aggregate    Amount of
    to be registered         be        offering       offering    registration
                         registered    price per        price         fee
                                       share(1)
-----------------------  ----------   ----------    -----------   ------------
Common Stock, par value    25,000        $3.00         $75,000        $100
$0.001


(1)Pursuant to rule 457(h) of the Securities Act of 1993, the proposed maximum offering price per share for the purpose of calculating the registration fee is the exercise price per share of the options.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


------------------------------------------------------------------------------

                    INCORPORATION OF DOCUMENTS BY REFERENCE

------------------------------------------------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") by FX Energy, Inc., a Nevada corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), are hereby incorporated by reference in this Prospectus:

          (1) The definitive prospectus filed pursuant to Rule 424(b) of the Securities Act, included in the Registration Statement on Form S-1, Commission File No. 333-05583, as declared effective August 1, 1996;

          (2) The annual report of the Company on form 10-KSB for the year ended December 31, 1995;

          (3) The quarterly reports of the Company on form 10-QSB for the quarters ended March 31, June 30, and September 30, 1996;

          (4) The current reports on Form 8-K dated May 3, May 21, October 1, October 9, and November 21, 1996;

          (5) The Proxy Statement related to the 1996 annual meeting of the Company's stockholders; and

          (6) The description of the Common Stock of the Company contained in its registration statement on form 8-A, file no. 0-25386, as declared effective March 30, 1995, incorporating by reference from the section entitled "Description of Securities" contained on page 55 of the Company's registration statement on Form SB-2, Commission file no. 33-88354-D, declared effective March 30, 1995.

     All documents filed by the Company pursuant to sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


------------------------------------------------------------------------------

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

------------------------------------------------------------------------------

     The following is a brief summary of certain indemnification provisions of the Company's articles of incorporation and the general corporation law of the state of Nevada. This summary is qualified in its entirety by reference to the text thereof.

     The articles of incorporation of the Company limit or eliminate the personal liability of directors for damages for breaches of their fiduciary duty, unless the director has engaged in intentional misconduct, fraud, or a knowing violation of law, or paid a dividend in violation of the Nevada Revised Statutes.

     The Company's articles of incorporation further provide for the indemnification of officers and directors for certain civil liabilities, including liabilities arising under the Securities Act. In the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1934, and is, therefore, unenforceable.


------------------------------------------------------------------------------

                                    EXHIBITS

------------------------------------------------------------------------------

             SEC
Exhibit   Reference
  No.        No.                      Description                    Location
-------   ---------   ------------------------------------------   ------------

  4.01        4       Specimen certificate for Common Stock        Incorporated
                                                                   by
                                                                   reference(1)

  5.01        5       Letter opinion, including consent, of        This Filing
                      Kruse, Landa & Maycock, L.L.C., regarding legality of Common Stock to be issued pursuant to the Registration Statement.

 23.01        23      Consent of Coopers & Lybrand L.L.P.,         This Filing
                      independent accountants

 23.02        23      Consent of Barker & Folsom, previous         This Filing
                      auditors for the Company

 23.03        23      Consent of Kruse, Landa & Maycock, L.L.C.,   See Item 5
                      counsel for the Company                      above

 23.04        23      Consent of Larry D. Krause, Petroleum        This Filing
                      Engineer

 23.05        23      Consent of Halliburton Energy Services,      This Filing
                      experts in well log interpretation

 24.01        24      Powers of Attorney                           See signature
                                                                   page to
                                                                   Registration
                                                                   Statement


(1)Incorporated by reference from the Company's registration statement on form SB-2, SEC file number 33-88354-D.


------------------------------------------------------------------------------

                                  UNDERTAKINGS

------------------------------------------------------------------------------

REGULATION S-K

     POST-EFFECTIVE AMENDMENTS [ITEM 512(A)]

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE [ITEM 512 (B)]

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(a) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     FILING OF REGISTRATION STATEMENT ON FORM S-8 [ITEM 512(H)]

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.



------------------------------------------------------------------------------

                                   SIGNATURES

------------------------------------------------------------------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake, state of Utah, on the 10th day of December, 1996.

                                     FX ENERGY, INC.

                                     By /s/David N. Pierce, President and Chief
                                           Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David N. Pierce and/or Andrew W. Pierce, and each of them, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in
the capacities indicated on this       day of December, 1996.


/s/
David N. Pierce
    Director and President
    (Principal Executive and Financial
    Officer)

/s/
Andrew W. Pierce
    Director, Vice-President and Secretary
    (Principal Operating Officer)

/s/
Scott J. Duncan
    Director



Thomas B. Lovejoy
    Director

/s/
Peter L. Raven
    Director


Jerzy B. Maciolek
    Director

/s/
Jay W. Decker
    Director

/s/
James A. Giauque, III,
    Controller